THE JPMorgan Market Neutral Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/12/01	Kraft Foods Inc.

Shares            Price         Amount
1,500 	  	 $31.00		$46,500

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.85        N/A	0.0005%	  	   0.181%

  Broker
Fist Boston Brokerage Co.

Underwriters of Kraft Foods Inc.
                                                         Number of
 Underwriters                                              Shares
        ------------                                    ----------

 Credit Suisse First Boston Corporation................... 44,321,385
 Salomon Smith Barney Inc. ............................... 44,321,385
 Deutsche Banc Alex. Brown Inc. .......................... 24,696,000
 J.P. Morgan Securities Inc. ............................. 24,696,000
 Morgan Stanley & Co. Incorporated........................ 24,696,000
 UBS Warburg LLC.......................................... 24,696,000
 BNP Paribas.............................................. 11,592,000
 HSBC Securities (USA) Inc. .............................. 11,592,000
 Lehman Brothers Inc. .................................... 11,592,000
 Blaylock & Partners, L.P. ...............................  5,040,000
 Dresdner Kleinwort Wasserstein Securities LLC............  5,040,000
 Prudential Securities Incorporated.......................  5,040,000
 Ramirez & Co., Inc. .....................................  5,040,000
 Sanford C. Bernstein & Co., Inc. ........................  5,040,000
 Utendahl Capital Partners, L.P. .........................  5,040,000
 ABN AMRO Rothschild LLC..................................    775,000
 Credit Lyonnais Securities (USA) Inc. ...................    775,000
 ING Barings Corp.........................................    775,000
 Robertson Stephens, Inc. ................................    775,000
 SG Cowen Securities Corporation..........................    775,000
 Muriel Siebert & Co., Inc. ..............................    775,000
 BNY Capital Markets, Inc. ...............................    775,000
 Dain Rauscher Incorporated...............................    775,000
 Davenport & Co. LLC .....................................    775,000
 A.G. Edwards & Sons, Inc. ...............................    775,000
 Invemed Associates, LLC .................................    775,000
 Adams, Harkness & Hill, Inc. ............................    442,610
 Advest Inc. .............................................    442,610
 Robert W. Baird & Co. Incorporated.......................    442,610
 Banca Akros S.p.A. - Gruppo Banca Popolare di Milano
 S.c.a.r.l. ...............................................   442,610
 BB&T Capital Markets, a Division of Scott & Stringfellow,
  Inc. ....................................................    442,610
 BBVA Securities Inc. .....................................    442,610
 M.R. Beal & Company.......................................    442,610
 William Blair & Company, L.L.C. ..........................    442,610
 BOE Securities, Inc. .....................................    442,610
 The Chapman Company.......................................    442,610
 Chatsworth Securities LLC.................................    442,610
 Crowell, Weedon & Co. ....................................    442,610
 CSFBdirect Inc. ..........................................    442,610
 Danske Securities.........................................    442,610
 D.A. Davidson & Co. ......................................    442,610
 Doley Securities, Inc. ...................................    442,610
 Fahnestock & Co. Inc. ....................................    442,610
 Gardner Rich & Company, Inc. .............................    442,610
 Gruntal & Co., L.L.C. ....................................    442,610
 Guzman & Company..........................................    442,610
 Intesa Bci................................................    442,610
 Jackson Securities Incorporated...........................    442,610
 Janney Montgomery Scott LLC...............................    442,610
 C.L. King & Associates, Inc. .............................    442,610
 Lebenthal & Co., Inc. ....................................    442,610
 Legg Mason Wood Walker, Incorporated......................    442,610
 Loop Capital Markets......................................    442,610
 McDonald Investments Inc., a KeyCorp Company..............    442,610
 Melvin Securities, LLC. ..................................    442,610
 Mizuho International plc..................................    442,610
 Neuberger Berman, LLC.....................................    442,610
 Ormes Capital Markets, Inc. ..............................    442,610
 Parker/Hunter Incorporated................................    442,610
 Pryor, Counts & Co., Inc. ................................    442,610
 Raymond James & Associates, Inc. .........................    442,610
 Redwood Securities Group Inc. ............................    442,610
 Sanders Morris Harris.....................................    442,610
 Santander Securities......................................    442,610
 Stephens Inc. ............................................    442,610
 Stifel, Nicolaus & Company, Incorporated..................    442,610
 Sturdivant & Co., Inc. ...................................    442,610
 Tucker Anthony Incorporated...............................    442,610
 The Williams Capital Group, L.P. .........................    442,610
                                                             -----------
  Total................................................... 280,000,000
                                                            ===========



THE JPMorgan Market Neutral Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/07/01	Sprint PCS

Shares            Price         Amount
900 	  	 $24.50		$22,050

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.61        N/A	0.001%	  	   0.384%

  Broker
SBC Warburg

Underwriters of Sprint PCS


                                               NUMBER OF
 UNDERWRITER                                    SHARES
 -----------                                   ----------


 J.P. Morgan Securities Inc................... 14,000,000
 Merrill Lynch, Pierce, Fenner & Smith
    Incorporated.............................. 14,000,000
 UBS Warburg LLC.............................. 14,000,000
 ABN AMRO Rothschild LLC......................  4,900,000
 Banc of America Securities LLC...............  4,900,000
 Credit Suisse First Boston Corporation.......  4,900,000
 Lehman Brothers Inc..........................  4,900,000
 Dain Rauscher Incorporated...................  2,100,000
 First Union Securities, Inc..................  2,100,000
 Robertson Stephens, Inc......................  2,100,000
 The Williams Capital Group, L.P..............  2,100,000
                                               ----------
        Total................................. 70,000,000
                                               ==========